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                                                                    EXHIBIT 99.1


              THE FIRST NATIONAL BANKSHARES OF HENRY COUNTY, INC.
          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints William D. Coker, Roy H. Kuhn and W. Norman Strawn, or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of The First National Bankshares of Henry County, Inc. ("First National") held of record by the undersigned on February 15, 1996 at the Special Meeting of Shareholders to be held at 6:00 p.m. on Tuesday, March 26, 1996 at First National's main office, located at 5490 North Henry Boulevard, Stockbridge, Georgia.

1. PROPOSAL: To approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 22, 1995, by and between First National and Wachovia Corporation ("Wachovia"), pursuant to which, among other matters, (a) First National will merge with and into Wachovia (the "Merger") and (b) each share of First National Common Stock will be converted into the right to receive 0.4024 shares of Wachovia Common Stock, as described in the Proxy Statement/Prospectus dated ____________, 1996.

              FOR       [ ]           AGAINST [ ]           ABSTAIN  [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                           If a corporation, please sign in
                                           full corporate name by President or
                                           other authorized officer.  If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.


                                           DATED:
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                                           Signature


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                                           Signature if held jointly